Exhibit 10.1

EXECUTION VERSION

SUPPLEMENT dated as of December 15, 2010 (this “Supplement”), to the Foreign Guarantee Agreement dated as of May 31, 2005 (the “Guaranty”), among MOMENTIVE SPECIALTY CHEMICALS HOLDINGS LLC (f/k/a Hexion LLC), a Delaware limited liability company (“Holdings”), MOMENTIVE SPECIALTY CHEMICALS INC. (f/k/a Hexion Specialty Chemicals, Inc.), a New Jersey corporation (“MSCI”), each Foreign Subsidiary Loan Party party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined therein).

A. Reference is made to the Third Amended and Restated Credit Agreement dated as of January 29, 2010 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, MSCI, Momentive Specialty Chemicals Canada Inc. (f/k/a Hexion Specialty Chemicals Canada, Inc.), Momentive Specialty Chemicals B.V. (f/k/a Hexion Specialty Chemicals B.V.), Momentive Specialty Chemicals UK Limited (f/k/a Hexion Specialty Chemicals UK Limited) and Borden Chemical UK Limited, the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, Credit Suisse, as syndication agent, and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers and joint bookrunners.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans and accept and purchase B/As and each Issuing Bank to issue Letters of Credit. Section 12 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Lenders to make additional Loans and accept and purchase additional B/As and each Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made, B/As previously accepted and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 12 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder. In furtherance of the foregoing, the New Subsidiary does hereby guarantee to the Administrative Agent the due and punctual payment of the Guaranteed Obligations as set forth in the Guaranty. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5(d) of the Guaranty.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have caused this Supplement to be executed and delivered as of the date first above written.

MOMENTIVE SC GMBH & CO. KG

By:	/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO FOREIGN GUARANTEE AGREEMENT

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have caused this Supplement to be executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Authorized Signatory
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO FOREIGN GUARANTEE AGREEMENT